UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Illumina, Inc.
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Employee Q&A

1.	What was announced today?

•

Illumina announced that our Board of Directors rejected Roche’s revised offer to acquire us for $51.00 per share. This announcement was made after the Board thoroughly reviewed the offer, together with its financial and legal advisors, and made a unanimous determination that Roche’s revised offer dramatically undervalues Illumina and does not reflect our singular position in an industry poised for extraordinary growth.

2.	Why did the Board reject Roche’s offer again?

•	The Board believes that Roche’s revised offer dramatically undervalues Illumina and does not reflect our singular position in an industry poised for extraordinary growth.

•	The Board’s filed response, along with the related press release, can be found on Illumina’s website. We urge you to read them for more information.

3.	What are you saying today that is different from your previously stated reasons for rejecting the offer?

•

The core analysis has not changed. The offer dramatically undervalues Illumina and does not reflect our singular position – characterized by a track record of innovation and outperformance – in an industry poised for extraordinary growth.

4.	How does this affect me?

•	You can expect business as usual at Illumina. We must remain fully focused on executing as we always have.

5.	What happens next?

•	It has been, and will be continue to be, business as usual at Illumina. We must remain fully focused on executing as we always have.

6.	So have you put the Company up for sale?

•

We were not and are not seeking a sale. The offer – and subsequent revision – was unsolicited. However, the Board thoroughly reviewed the offer in accordance with its fiduciary duties and in consultation with independent financial and legal advisors.

•

Our Board and management team are enthusiastic about our future opportunities and remain committed to executing our business strategy, and building near and long-term value for all of our stockholders.

7.	It seems like you’re only focused on stockholders. Does that mean that the impact on employees is a secondary concern?

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We have a legal obligation as a public company to do what’s in the best interests of our stockholders but, at the same time, we recognize that our success as a company is very much based on the contributions made by our employees. Our culture is based on trying to do the right thing by all of our constituents, including stockholders, customers, suppliers, partners, employees, and of course the researchers, healthcare providers and patients who depend on our products and services.

8.	Is there any chance we will do a deal with Roche?

•	I can’t speculate. Our Board clearly has tremendous confidence in the value we are creating as an independent company.

9.	Are we having financial problems?

•	Absolutely not. In fact, it’s quite the opposite: Illumina is growing and financially healthy, which is something Roche itself has recognized.

10.	Is it likely that Roche will just acquire us anyway through a hostile deal?

•

I can’t speculate. Our Board has recommended that stockholders not tender their shares, based on its conclusion that Roche’s offer is inadequate from a financial point of view and – given the significant potential of our Company – is not in the best interests of our stockholders.

•	We also have corporate defenses, such as our stockholder rights plan, that give our Board the tools it needs to protect value for our stockholders.

11.	Roche said that it would retain Illumina’s management team and employees, as well as its headquarters in San Diego. Under these circumstances, doesn’t it seem like Roche would be a good fit for us?

•

Roche has correctly observed that we have an outstanding workforce and we couldn’t agree with that more. But a merger of the companies is a purely hypothetical event. The bottom line is that Roche’s offer dramatically undervalues Illumina and we intend to vigorously resist Roche’s opportunistic attempt to acquire the Company on that basis.

12.	Will there be more layoffs if we are acquired by Roche? Will my benefits change?

•	It’s far too hypothetical to speculate.

13.	How will this affect my ability to serve our customers?

•	It won’t. The best thing we can do now is to remain fully focused on innovating and executing as we always have.

14.	What should I tell customers?

•	Customers should know that we do not expect this situation to impact them. We remain fully committed to meeting – and exceeding – their needs and expectations.

15.	What should we tell job candidates if they ask us about Roche’s offer?

•	It’s business as usual at Illumina and we remain fully focused on innovating and executing as we always have.

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FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of these documents, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, in connection with its 2012 Annual Meeting of Stockholders, Illumina has filed a definitive proxy statement and a WHITE proxy card with the SEC on March 19, 2012, and has mailed the definitive proxy statement and WHITE proxy card to its security holders. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE WHITE PROXY CARD FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of the definitive proxy statement, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 1, 2012, which was filed with the SEC on February 24, 2012, and (ii) Illumina’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2012. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the definitive proxy statement for the 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.